EXHIBIT 10.3

                          SIMULCAST  AGREEMENT

     THIS AGREEMENT is entered into this 28th day of September, 1996.

Between:

     PACIFIC RACING ASSOCIATION, with offices at Hastings Park, Vancouver, British Columbia, Canada (the "Host")

and

     STARNET COMMUNICATIONS INTERNATIONAL INCORPORATED, with offices at Chancery House, High Street, Bridgetown, Barbados (the "Guest Facility").

WHEREAS,

A. The Host conducts thoroughbred race meets (the "Races" or individually one race meet, a "Race");

B. The Guest Facility desires to simultaneously Netcast, as hereinafter defined, and accept parimutuel wagers on the Races conducted by the Host; and

C. The Host desires to permit the Guest Facility to simultaneously Netcast and accept parimutuel wagers on the Races conducted by the Host;

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties agree as follows:

In this Agreement, the following definitions apply:

  * "SIMULCAST" shall mean the video transmission of the Races taking place at Hastings Park Race Course, Vancouver, British Columbia contemporaneous with the happening of the race;
  * "INTERNET" shall mean the network of independent computers, servers and links that make up the "World Wide Web";
   * "NET-CAST" shall mean the transmission of the Simulcast on the Internet.
   * "WEB PAGE" shall mean the Guest Facility's Internet address where its services are provided.
   * "TOTAL HANDLE" shall mean the total amount wagered by patrons on the Races at the Guest Facility and sites listed in Attachment 1 of Exhibit "A" less money returned to patrons by refund. In no event shall the Total Handle be reduced due to any contractual or statutory obligations for the payment of purses or breeders awards, or any other amounts, except as set forth in this Agreement.

1. The Guest Facility shall have a limited, non-exclusive license to simultaneously Netcast and accept parimutuel wagers on the Races set forth on attached Exhibit "A", which Exhibit may be amended from time to time by the parties hereto, subject to the terms and conditions contained in this Agreement.

2. The Guest Facility warrants and represents that it is in compliance with all applicable Federal, State and local laws and ordinances and has obtained all necessary approvals to enter into this Agreement.

3. The Guest Facility warrants and represents that it will obtain all necessary approvals from all regulatory bodies prior to Netcasting and accepting parimutuel wagers on the Races.

4. The Guest Facility warrants and represents that it will, by blocking access to the Netcast from any and all Internet addresses in Canada and the United States and by blocking access to their betting facilities from any and all Internet addresses in Canada and the United States, not allow persons situated in Canada and the United States to view or place a bet with the Guest Facility based on the Netcast.

5. The Host shall, at its own expense, transmit audio and video signals of the Races as well as audio and video signals of information relating to the Races to a satellite (the "Signal").

6. The Guest Facility shall, at its own expense, be permitted to access the Signal and retransmit the Signal over the Internet for viewing by anyone with access to the Guest Facility's Web Page. The Guest Facility shall have the sole responsibility for decoding the Signal, including the provision of any necessary equipment and the payment of any necessary expenses.

7. Data provided or compiled by the Host, which includes data from The Jockey Club, and EQUIBASE, generally is accurate, but occasionally errors and omissions occur as a result of incorrect data received by others, mistakes in processing and other causes. EQUIBASE and The Jockey Club and the Host disclaim responsibility for the consequences, if any, of such errors, but would appreciate their being called to their attention.

8. If the Guest Facility accepts parimutuel wagers on a Race, the Guest Facility shall compensate the Host as follows:

     a) If a Race is not included in a wagering pool of two or more of the Races, the fee due and owing to the Host for a Race shall be calculated as follows:

          (total handle - refunds) x (Exhibit "A" fee %)

     b) If a Race is included in a wagering pool of two or more of the Races, the fee due and owing by the Guest Facility to the Host for a Race shall be the fee determined by the above subparagraph 7a) plus an additional fee calculated as follows:

          (total pool - refunds) x (Exhibit "A" fee %)
          ----------------------
          number of races in pool

9. The Guest Facility agrees that all amounts (including those for all sites listed in Exhibit "A" - Attachment l) due and owing shall be forwarded to the Host no later than five calendar days following completion of the calendar week in which the Race(s) was conducted. All such payments shall be in United States currency. Payments are to be made payable to PACIFIC RACING ASSOCIATION and be forwarded to HASTINGS PARK RACECOURSE VANCOUVER, BRITISH COLUMBIA V5K 3N8 ATTENTION: DIRECTOR OF FINANCE. The Guest Facility further agrees to deliver to the Host, along with payment in full, an accounting of the Total Handle for each type of bet placed at its facility upon the Races.

10. In addition to the sum due and owing pursuant to paragraph 7 of this Agreement, the Guest Facility shall forward to the Host, in accordance with the terms and conditions of paragraph 8 of this Agreement, any and all amounts due and owing for mutual settlements (including those for all sites listed in Exhibit "A" - Attachment D, along with an accounting of such settlements.

11. The Guest Facility warrants and represents that it shall maintain at its offices complete books and records relating to its conducting of parimutuel wagering on the Races, and that these books and records shall be made available for review upon the Host's request.

12. In the event a Race is not conducted for any reason by the Host, the Host shall be under no obligation or liability to the Guest Facility.

13. The Guest Facility agrees to defend, indemnify and hold harmless Pacific Racing Association, its directors, officers, employees, agents, predecessors, successors and affiliated entities from and against any and all claims, suits, losses, damages, liabilities, costs and expenses, including attorney's fees, which arise out of or are related to the performance or nonperformance of this Agreement.

14. The Host hereby consents to the dissemination of the Signal at the sites listed on Attachment 1 of Exhibit "A". In no event shall the Guest Facility knowingly transmit the Signal to any other site operating in the same manner as the Guest Facility without prior written approval of the Host.

15. The Host acknowledges that the Signal will be Netcast and as such can be viewed by any person having access to the Internet and access to the Guest Facility's Web Page.

16. The Host acknowledges that the dissemination of the Signal in accordance with paragraph 15 of this Agreement does not in any way violate any part of this Agreement.

17. The Host acknowledges that once the Signal is Netcast, it is impossible to control what use will be made of the Signal and therefore the Guest Facility is not responsible in any way for the actions of third parities who may misuse the Netcast.

18. The Host hereby acknowledges that the Guest, without the consent of the Host, has the right to assign all or a portion of its title, interest and benefit in and to this Agreement to a wholly owned subsidiary or an affiliated company of the Guest including all rights of action or other rights accruing to the Guest which might after this assignment takes effect to the Guest under this Agreement.

19. This Agreement may be terminated by either party at any time upon 48 hours' notice.

20. No modification of any of the terms and conditions of this Agreement shall be effective unless reduced to writing and signed by both of the parties to this Agreement.

21. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia.

22. Any disputes arising out of this Agreement shall be submitted to a court of competent jurisdiction with the Province of British Columbia.

23. This Agreement may be executed in counterparts, with each counterpart being considered an original.

24. This Agreement contains the whole of the agreement between the parties and any oral agreement or understanding not expressly addressed in this Agreement is not binding on the parties and is of no legal effect.

PACIFIC RACING ASSOCIATION    STARNET COMMUNICATIONS
                              INTERNATIONAL INCORPORATED


PER:______________________    Per:________________________________
    Bill Taylor,                  Mark Dohlen, President
    General Manager

Date:                         Date:

                               EXHIBIT "A"
                               ----------

1.   Common Pool Terms
     -----------------

     Pacific Racing Association hereby grants the Guest Facility the right to simultaneously netcast and accept parimutuel wagers on the Races set forth in Attachment 2 of Exhibit "A" on a Common pool basis.

     In the event the Guest Facility accepts parimutuel wagers on the Races, on a common pool basis, the percentage of total handle and amount owing to the Host shall be calculated pursuant to Paragraph 7 of the Agreement, in accordance with the following terms:

     1. All overnight races and stakes races other than Graded stakes races - 5.0%

     2.   All Grades stakes races - 5.0%

     When Pacific Racing Association undertakes to receive simulcasts from a third party, the Guest Facility may elect to receive any or all such simulcasts on a commingled basis as a "Satellite Association". In such instances, the Satellite Association will receive said races at the rate negotiated by the Host. Furthermore, the Host will be responsible for supplying the Satellite association with all relevant racing information, using its best efforts to insure that all information delivered to the Satellite Association is accurate and given in a timely manner; provided however, that the Satellite Association agrees that PACIFIC RACING ASSOCIATION shall not be liable for any inaccuracy or incompleteness of the information. The Satellite Association further agrees that it will abide by each and every term of the agreements entered into by PACIFIC RACING ASSOCIATION, will make all payments to PACIFIC RACING ASSOCIATION as defined in each wagering agreement, such that PACIFIC RACING ASSOCIATION will have received all funds from the Satellite Association in the allotted time for payment to the third party.

II.  Separate Pool Terms
     -------------------

     Pacific Racing Association hereby grants the Guest Facility the right to simultaneously netcast and accept parimutuel wagers on the Races set forth in Attachment 2 of Exhibit "A" on a separate pool basis. The percentage of total handle due and owing to Host shall be calculated pursuant to Paragraph 7 of this Agreement, in accordance with the following terms:

     1. All overnight races and stakes races other than Grades Stakes races - 5.0%

     2.   All Grades Stakes races - 5.0%

                       EXHIBIT "A" - ATTACHMENT 1
                       --------------------------


Pacific Racing Association hereby consents to the dissemination of the Signal at the following site:


     The Internet

                       EXHIBIT "A" - ATTACHMENT 2
                       --------------------------


List of Races Approved for Simulcast Race(s)

Race(s)                  Indicate Method
-------                  ---------------

                         Common Pooled (CP)

                       EXHIBIT "A" - ATTACHMENT 3
                       --------------------------


                       Stakes & Post Time Schedule









                                    8

                                                                      108